PROMISSORY NOTE


November 16, 1995                                 $25,000,000

     For value received, the undersigned, Capital City Bank Group, Inc., a corporation organized and existing under the laws of the state of Florida (hereinafter "Company") promises to pay to the order of SunTrust Bank, Atlanta f/k/a Trust Company Bank, a Georgia banking corporation, (hereinafter the "Bank") at its offices in Atlanta, Georgia, or at any other place designated by the holder hereof, in lawful money of the United States of America, on the Revolving Maturity Date, or at such earlier date as hereinafter provided, the principal sum of

           TWENTY-FIVE MILLION DOLLARS ($25,000,000)

or such lesser amount of loans and other financial accommodations as may at the Bank's sole discretion from time to time be advanced or, upon repayment, readvanced to the Company by the Bank hereunder together with interest from the date hereof on the unpaid principal balance at such annual rate or rates of interest as shall be computed and paid in accordance with the terms and conditions hereinafter set forth.

     This Note evidences the obligation of the Company to repay, with interest, any and all present and future indebtedness of the Company for loans and financial accommodations at any time hereafter made or extended by the Bank hereunder up to the aggregate principal amount of $25,000,000 at any one time outstanding. The payment of any indebtedness evidenced by this Note shall not affect the enforceability of this Note as to any future, different or other indebtedness evidenced hereby.

     Section 1. Definitions. As used herein, the following terms shall have the meanings set forth below:

     (A) "Advances" shall mean any portion of the outstanding principal balance hereof bearing interest as a Cost of Funds Advance, a Prime Rate Advance or a LIBOR Advance, each individually called an "Advance" and collectively "Advances".

     (B) "Business Day" shall mean (i) with respect to Interest Periods applicable to the LIBOR Rate, a day on which the Bank is open for business and on which foreign exchange markets in Atlanta, Georgia, and London are open for business; and (ii) with respect to all other Interest Periods, and for all other purposes hereunder, a day on which the Bank, and commercial banks in New York, New York are open for business.

     (C) "Cost of Funds Rate" shall mean, as of any date of determination thereof, that rate per annum which is forty-five one hundredths of one percent (.45%) per annum above that rate of interest per annum representing the cost to the Bank of funds in an amount and for an Interest Period similar to a requested Cost of Funds Advance all as determined by the Bank in accordance with its usual method of determining its cost of funds.

     (D) "Cost of Funds Advance" shall mean Advances which bear interest at the Cost of Funds Rate each individually called a "Cost of Funds Advance" and collectively "Cost of Funds Advances."

     (E) "Interest Period" shall mean, with respect to any borrowing as to which the Company has elected the LIBOR Rate, a period of 30, 60, 90, 120, 150, or 180 days, and shall mean with respect to any borrowing as to which the Company has elected the Cost of Funds Rate or the Prime Rate a period of from 1 up to 180 days, provided however, (a) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended through the next succeeding day which is a Business Day, unless such Business Day falls in another calendar month, in which case the Interest Period shall end on the next preceding Business Day, and (b) no Interest Period shall extend beyond the Revolving Maturity Date.

     (F) "LIBOR Rate" shall mean, as of any date of determination thereof, that rate per annum which is forty-five one hundredths of one percent (.45%) per annum above the quotient of

     (i) the per annum rate of interest determined by the Bank to be the rate quoted by the Bank at which U.S. dollar deposits for the relevant Interest Period in an amount comparable to the principal amount of the applicable LIBOR Advance, are offered to the Bank by other prime banks in the London Inter-Bank Market as of 11:00 a.m., London time, on the day which is two Business Days prior to the first day of such Interest Period, divided by

     (ii) a percentage equal to 1.00 minus the stated maximum rate of all reserve requirements (expressed as a percentage) as specified in Regulation D of the Board of Governors of the Federal Reserve System (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that would be applicable on the day which is two Business Days prior to the first day of the Interest Period during which the LIBOR Rate is to be applicable to eurocurrency liabilities in excess of $100,000 and with a maturity day as of the last day of the Interest Period, all as conclusively determined by the Bank, such sum to be rounded up to the nearest whole multiple of 1/100 of 1%.

     (G) "LIBOR Advances" are Advances that bear interest at the LIBOR Rate, each individually called a "LIBOR Advance" and collectively "LIBOR Advances".

     (H) "Prime Rate" shall mean that rate of interest from time to time publicly announced by the Bank as its prime rate, which rate shall change simultaneously with any change in the prime rate of the Bank.

     (I) "Prime Rate Advances" are Advances that bear interest at the Prime Rate, each individually called a "Prime Rate Advance" and collectively "Prime Rate Advances".

     (J)  "Revolving Maturity Date" means November 16, 1998.

     (K) "Subsidiary" shall mean, a corporation of which shares of stock having ordinary voting power to elect a majority of the board of directors or other managers are owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, by the Company, collectively referred to as "Subsidiaries".

     Section 2. Interest Rates. The Company shall pay interest upon each Advance comprising the unpaid principal balance from time to time outstanding hereunder from the date hereof until the maturity of this Note, whether by acceleration or otherwise, at a rate per annum, calculated on the basis of a 360 day year and upon the actual number of days elapsed, equal to any one of the following described rates of interest, any one of which may be selected by the Company in accordance with the terms hereinafter provided:

     (A) The Cost of Funds Rate for such Interest Period as the Company shall select. Unpaid interest accruing at such rate will be due and payable on the last day of March, June, September and December during the term of this Note.

     (B) The LIBOR Rate for such Interest Period as the Company may select. Unpaid interest accruing at such rate will be due and payable on the last day of March, June, September and December during the term of this Note.

     (C) The Prime Rate from time to time in effect for such Interest Period as the Company may select. Unpaid interest accruing at such rate will be due and payable on the last day of March, June, September and December during the term of this Note.

     Section 3. Method of Making Advances and Selection of Interest Rates. When the Company desires an Advance hereunder, or if the Company desires to renew or convert an Advance pursuant to Section 5 below, the Company shall advise the Bank as to the amount of such Advance and the interest rate to be applicable thereto by giving to the Bank either written or telephonic notice thereof (which telephonic notice shall be promptly confirmed in writing) in accordance with the following terms and conditions:
margin change at this point
     (A) If the Company shall elect the LIBOR Rate, notification of such election and the duration of the Interest Period to be applicable thereto,
shall be given to the         Bank by the Company before two o'clock p.m.
Atlanta time on the second Business Day prior to the first day of the applicable Interest Period.

     (B) If the Company shall elect the Cost of Funds Rate or the Prime Rate notification of such election, and the duration of the Interest Period applicable thereto, shall be given to the Bank by the Company before two o'clock p.m. Atlanta time on the first Business Day of the applicable Interest Period.

     Section 4. Repayment of Principal. The Company shall pay the entire outstanding principal balance relative to each Cost of Funds Advance, Prime Rate Advance and LIBOR Advance on the last Business Day of the applicable Interest Period.

     Section 5. Renewals and Conversion of Advances. The Company may on any Business Day, renew or convert any outstanding Advance into an Advance of the same or another type in the same aggregate principal amount provided that (a) renewal or conversion of an Advance shall be made only on the last Business Day of the then current Interest Period applicable thereto and (b) the Bank is advised of the Company's election to renew or convert such Advance in accordance with the provisions set forth in Section 3 above.

     Section 6. Failure to Select Interest Rates. If no interest rate basis has been elected for any Advance or for the principal balance outstanding hereunder prior to maturity of this Note, or if such election shall not be timely or shall be deemed canceled as herein provided, then the applicable rate of interest during any such period shall be the 90-day LIBOR Rate or the Prime Rate, whichever is less.

     Section 7. Prepayment and Unavailability of Dollar Deposits. No prepayment of any Advance shall be permissible during the Interest Period applicable thereto, and any election of any interest rate hereunder shall be final for the relevant Interest Period, provided that, with regard to the LIBOR Rate election, if Bank should determine that dollar deposits in an aggregate amount comparable to the amount of a requested LIBOR Advance for periods equal to the Interest Period elected by the Company, are not being offered to the Bank in the London Inter-Bank Market, then Bank shall promptly give notice of such fact to the Company and said election shall be deemed canceled. Thereafter, in the event that the Bank determines that such dollar deposits are again being offered to the Bank in the London Inter-Bank Market, then Bank shall promptly give notice of such fact to the Company, and of the fact that the Bank can again consider a LIBOR Rate election.

     Section 8. Conversion to Term Loan. The Bank agrees, on the terms and conditions contained herein, to make a loan (the "Term Loan") to the Company on the Revolving Maturity Date in a principal amount up to but not exceeding the outstanding principal balance of all Advances made hereunder as of such date. The Term Loan shall be repayable, and the Company hereby promises to pay to the order of Bank principal and interest on the Term Loan, as follows:

     The principal amount of the Term Loan will be repaid in twenty-eight
(28) consecutive quarterly installments, each in an amount equal to two and one-half of one percent (2.5%) of the outstanding principal amount of the Note as of such date. Accrued but unpaid interest on the outstanding principal balance shall be payable quarterly on the same day as principal payments. The first such installment shall be due on March 30, 1999, with subsequent installments on the last day of each March, June, September and December, and thereafter to and including December 31, 2005 provided, however, that the last such installment shall be in the amount necessary to repay in full all accrued but unpaid interest and the unpaid principal amount of the Term Loan.

     The Bank's obligation to make the Term Loan shall be subject to the following:

     (A) All of the representations and covenants contained in Sections 8 and 9 of this Note shall be true and correct as of the date of the Term Loan, and Company shall be in full compliance therewith.

     (B) Company shall execute and deliver to Bank a Pledge and Security Agreement substantially in the form of Exhibit A, wherein Company shall pledge to Bank, in order to secure Company's obligation and indebtedness under the Term Loan, bank Subsidiary stock of a value at least equal to one hundred twenty-five percent (125%) of the principal amount of the Term Loan.

     The Company shall pay interest upon the unpaid principal balance from time to time outstanding under the Term Loan from the date hereof until the maturity of the Term Loan, whether by acceleration or otherwise, at a rate per annum, calculated on the basis of a 360 day year and upon the actual number of days elapsed, equal to any one of the following described rates of interest, any one of which may be selected by the Company in accordance with the terms of the Note:

     (A) The Cost of Funds Rate for such Interest Period as the Company shall select.

     (B) The LIBOR Rate for such Interest Period as the Company may select.

     (C) The Prime Rate from time to time in effect for such Interest Period as the Company may select.

     Section 9. Representations and Warranties. The Company represents and warrants to Bank as follows:

     (A) The Company is a corporation validly existing and in good standing under the laws of the state of Florida.

     (B) The execution and delivery of this Note and the performance by the Company of its provisions have been duly authorized by all requisite corporate action. This Note is enforceable against the Company in accordance with its terms except to the extent enforcement may be limited by any applicable bankruptcy or insolvency laws.

     (C) The most recent consolidated balance sheet and statement of income and retained earnings of the Company and its Subsidiaries provided by the Company to Bank give a true and fair view of the state of affairs of the Company and of the Company and its Subsidiaries as of such dates, and there has been no material adverse change in the financial condition of the Company or the Subsidiaries since such dates.

     (D) The Company will be in full compliance with all terms and conditions of this Note at the time any request for an Advance is made hereunder.

     Section 10. Covenants. Prior to the maturity of this Note, whether by acceleration or otherwise, the Company will do each of the following:

     (A) Within 45 days after the end of each fiscal quarter of the Company, the Company will provide to the Bank consolidated financial statements of the Company and its Subsidiaries.

     (B) Within 90 days after the end of each fiscal year of the Company, the Company will provide to the Bank (i) audited consolidated financial statements of the Company and its Subsidiaries for such fiscal year, and
(ii) financial statements of only the Company for such fiscal year.

     (C) The Company shall promptly provide to the Bank such information respecting the condition or operation, financial or otherwise, of the Company or its Subsidiaries as the Bank may from time to time reasonably request.

     (D) The Company shall preserve and maintain its existence as a corporation.

     (E) The Company will maintain a minimum consolidated tangible shareholder's equity of $60,000,000.

     (F) The Company will limit payment of dividends to its shareholders in the aggregate to 50% of the Company's cumulative net consolidated income after December 31, 1993.


     (G)  (i)       The Company (on a consolidated basis) and Capital City
Bank will each maintain minimum leverage ratios of 6.5%, minimum Tier 1 Capital to Risk-Weighted Assets ratios of 7.00%, and minimum Tier 1 Capital plus Tier 2 Capital to Risk-Weighted Assets ratios of 10.00%.

          (ii) The terms "Tier 1 Capital", "Tier 2 Capital" and "Risk-Weighted Assets" as used in this subsection (G) shall have the meanings assigned to them pursuant to 12 C.F.R. 3.1 et seq.

     (H) The Company (on a consolidated basis) and Capital City Bank, each will maintain minimum Return on Average Assets Ratios of 0.90% each.

     (I) The Company's consolidated and each bank Subsidiary's ratio of non-performing assets (i.e. other real estate owned plus non-accrual loans) shall not exceed 2.50% of related assets (i.e. net loans plus other real estate).

     (J) Company shall cause all bank Subsidiaries to each maintain at all times reserves equal to 80% of total nonperforming loans (i.e. nonaccrual, and restructured loans).

     (K) The Company will not create, incur, assume, or suffer to exist, or permit any Subsidiary to create, incur, assume, or suffer to exist any lien or encumbrance upon or with respect to any of its properties, now owned or hereafter acquired, including, without limitation, the common stock of bank Subsidiaries, except:

          (i) Any lien or encumbrance (purchase money or otherwise)incurred by the Company or any Subsidiary in the normal course of its business which does not materially interfere with the use and enjoyment of the property so encumbered or materially impair the value of the property subject to said lien, provided that the aggregate amount of all indebtedness secured by such liens or encumbrances shall at no time exceed $1,000,000; provided, however, the Company will not create, or allow to exist, any lien or encumbrance upon any of the stock of any Subsidiary;

          (ii) Any lien or encumbrance on any loans owned by Capital City Bank secured by 1-4 family residential properties, including, without limitation, open-end loans and loans extended under lines of credit (said loans which are owned by Capital City Bank are hereinafter referred to as "Residential Mortgages") if such lien or encumbrance is granted to the

Federal Home Loan Bank ("FHLB") to secure repayment of loans or advances made by FHLB to Capital City Bank, provided, however, the unpaid principal balance from time to time outstanding upon the loans or advances made by FHLB to Capital City Bank shall at no time exceed 65% of the unpaid principal balance of the Residential Mortgages securing such loans or advances; and


          (iii) Any lien or encumbrance on the common stock of a bank Subsidiary or Subsidiaries granted by the Company in favor of Bank pursuant to and in accordance with the Pledge and Security Agreement referenced in
Section 8 (B) hereof.

     (L) Neither the Company nor any Subsidiary will incur or suffer to exist any indebtedness other than (i) the obligations owing to Bank pursuant to this Note; (ii) any indebtedness secured by a lien or encumbrance in accordance with the provisions of Section 9(K)(i) or 9(K)(ii) above; and (iii) indebtedness incurred in the ordinary course of business.

     (M) The Company will at all times be in material compliance with, and the Company will cause each bank Subsidiary to at all times be in material compliance with, all applicable federal, state, and local banking laws, rules, and regulations.

     (N) The Company's Chief Executive Officer or Chief Financial Officer will provide the Bank a certificate within forty-five (45) days after the end of each fiscal quarter and within sixty (60) days after the end of each fiscal year certifying that the Company is in full compliance with the terms and conditions of this Note.

     (O) The Company shall cause to be delivered a favorable written opinion of counsel for the Company with respect to the matters set forth in
Section 9 of this Note, and such other matters deemed necessary by the Bank.

     Section 11. Events of Default. Any one or more of the following conditions or events shall constitute an Event of Default hereunder:

     (A) The Company shall fail to pay any interest or other sums owing pursuant to this Note within five calendar days after said sum shall be due and payable; or

     (B) If the Company or any Subsidiary should fail to comply with the terms and conditions of any other agreement between Company and Bank and such failure to comply is not cured to the reasonable satisfaction of Bank within ten (10) days after Bank delivers written notice thereof to Company; or

     (C) (i) If the Company should liquidate, dissolve, or enter into any transaction of merger or consolidation in which the Company is not the surviving entity; or (ii) If during the term of this Note the Company or any of its Subsidiaries should sell, transfer or otherwise dispose of (whether in one transaction or a series of transactions) assets which in the aggregate exceed 10% of the consolidated assets of the Company and its Subsidiaries; or (iii) If during the term of this Note the Company should cause or allow any one or more Subsidiaries to liquidate, dissolve or enter into any transaction of merger or consolidation (other than a merger or consolidation with the Company or another Subsidiary) if the aggregate assets of all such Subsidiaries, plus the aggregate assets sold, transferred or otherwise disposed of pursuant to (ii) above, exceeds 10% of the consolidated assets of the Company and its Subsidiaries; or

     (D) If any representation or warranty made by the Company to Bank in connection with this Note shall be false or misleading in any material respect as of the date made; or

     (E) If final judgment for the payment of money in excess of $500,000 should be rendered against the Company or any Subsidiary and the same shall remain unpaid, unstayed on appeal, undischarged, or undismissed for a period of thirty (30) days; or

     (F) Any condition shall exist or any event shall occur, the existence or occurrence of which shall cause, or permit or allow any creditor of the Company or any Subsidiary to cause, any obligation of the Company or such Subsidiary for borrowed money with an unpaid principal balance in excess of $500,000.00 to become due prior to its stated maturity date or prior to its regularly scheduled dates of payment; or

     (G) The Company shall fail to comply with the provisions of any of the covenants set forth above in Section 9 of this Note; or

     (H) If any person or entity, or any two or more related persons or entities, shall in the aggregate acquire or hold beneficial ownership of 30% or more of the outstanding voting securities of the Company, other than any person or entity, or any two or more related persons or entities, which own or hold beneficial ownership of 30% or more of the outstanding voting securities of the Company as of December 31, 1994. (The term "beneficial ownership" as used in this subsection (H) shall have the same meaning as provided in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended); or

     (I) The failure to execute and deliver the Security Agreement, or the Security Agreement shall at any time after its execution cease to be in full force and effect or cease to create a valid and perfected first priority security interest in the Collateral; or if the validity or enforceability of the Security Agreement shall be contested by the Company; or if the Company shall fail to perform any of its obligations under the Security Agreement; or

     (J) Any involuntary petition is filed against the Company or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect and such petition shall remain undismissed for a period of 60 days or the Company or such Subsidiary approves, consents, or acquiesces thereto; or any bank regulatory agency shall commence proceedings that may result in the appointment of a custodian, receiver or trustee for all, or a substantial part of, the properties or assets of the Company or any Subsidiary; or

     (K) If the Company or any Subsidiary makes an assignment for the benefit of creditors or files a voluntary petition seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency or readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect.

     Section 12.  Remedies.   (A)  Upon the occurrence of any one or more
of the Events of Default set forth above in Section 11 as Events of Default
(A) through (I) then Bank may, at its option, accelerate the maturity of this Note and declare the entire unpaid principal balance thereof, all accrued but unpaid interest thereon, and any other sums then due and owing pursuant to this Note, to be immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby waived by the Company.

     (B) Upon the occurrence of any one of the Events of Default set forth above in Section 11 as Events of Default (J) and (K) then simultaneously therewith the maturity of this Note shall be accelerated and the entire unpaid principal balance thereof, all accrued but unpaid interest thereon, and any other sums owing pursuant to this Note, will be immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby waived by the Company.

     (C) The Bank shall make no further disbursements hereunder (i) upon the occurrence of any one or more of the Events of Default set forth above in Section 11, or (ii) on and after the Revolving Maturity Date.

     Section 13. Default Rate. The Company shall pay interest on any unpaid and overdue principal hereof from and including the date payment thereof was due, but excluding the date of actual payment, at an interest rate of two percent (2%) per annum above the Prime Rate.

     Section 14. Miscellaneous. This Note shall be delivered to and accepted by the Bank in Atlanta, Georgia, and shall be governed by, and construed and enforced in accordance with the laws of the State of Georgia. Section headings have been inserted for convenience only and shall not be construed as part of this Note. Any accounting terms used in this Note but not specifically defined herein shall have the meanings generally given to such terms under generally accepted accounting principles. If this Note is collected by law or through an attorney at law, the Company shall pay all costs of collection plus reasonable attorneys' fees. The Bank is hereby authorized to set-off, without prior notice, any deposit, account or other indebtedness owed by Bank to the Company against any obligation owing or arising under this Note. The failure or forbearance of the Bank to exercise any right granted hereunder or otherwise granted by law, shall not constitute a waiver of such right. This Note shall be binding upon the Company and its successors and assigns. The Company hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever.

     The Company has caused this Note to be executed, by its duly authorized officer(s) on the day and year first above written.

                    CAPITAL CITY BANK GROUP, INC.

                    By:  /s/  J. Kimbrough Davis
                    Title:    J. Kimbrough Davis
                              Senior Vice President and Chief
                              Financial Officer

Exhibit A

                 PLEDGE AND SECURITY AGREEMENT

          THIS PLEDGE AND SECURITY AGREEMENT (this "Pledge Agreement"), dated as of November 16, 1996 by Capital City Bank Group, Inc., a corporation organized and existing under the laws of the state of Florida (the "Pledgor"), in favor of SunTrust Bank, Atlanta, a Georgia banking corporation (the "Bank").

                      W I T N E S S E T H:

          WHEREAS, Bank extended to Pledgor a certain revolving credit facility dated as of November 16, 1995 in the maximum aggregate amount at any one time outstanding of $25,000,000 (the "Revolving Credit Facility"); and

          WHEREAS, the Bank has agreed to make a term loan to the Pledgor in the amount of the unpaid principal balance of the Revolving Credit Facility (the "Loan"), which Loan will be evidenced by a promissory note of even date herewith in the original principal amount of $25,000,000, or so much thereof as may be outstanding under the Revolving Credit Facility (the "Note");

          WHEREAS, it is a condition precedent to the obligation to make the Loan to the Pledgor that the Pledgor shall have executed and delivered this Pledge Agreement to the Bank;

          NOW, THEREFORE, in consideration of the premises and in order to induce the Bank to make the Loan to the Pledgor, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Pledgor hereby agrees with the Bank as follows:

          1. Pledge. The Pledgor hereby pledges, assigns, hypothecates, transfers, and grants to the Bank a first lien on, and security interest in, shares of the common stock of (the "Company") evidenced by stock certificate no(s)., together with all dividends, stock dividends, stock splits, warrants, options, stock purchase rights, and all other sums of money and property at any time and from time to time distributed by the Company in respect of, or in exchange or substitution for, any and all of such stock, and all proceeds thereof, whether now existing or at any time hereafter acquired or issued, and appropriate undated stock powers duly executed in blank (the "Collateral")as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity or by acceleration) of all indebtedness and obligations of the Pledgor to the Bank, whether now existing or hereafter arising, however evidenced, whether direct or indirect, liquidated or unliquidated, absolute or contingent, individual or joint with any other person or entity including, without limitation, all indebtedness and obligations arising out of or in connection with the Note, this Pledge Agreement or any other collateral security document or agreement of the Pledgor in favor of the Bank delivered in connection with the Pledge Agreement and the Note, whether for principal, interest, fees, costs, expenses or otherwise (all of the foregoing, together with any extensions, renewals, substitutions or modifications of any of them, in whole or in part, and reasonable attorney's fees if collected at law or by or through an attorney-at-law or in bankruptcy, receivership or other proceedings, being hereinafter called the "Obligations").

          2. Stock Dividends, Distributions, Etc. If, while this Pledge Agreement is in effect, the Pledgor shall become entitled to receive or shall receive, with respect to or on account of any of the Collateral, (i) any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital, or issued in connection with any reorganization), warrant, option or similar right, whether as an addition to or in substitution or exchange for any of the Collateral, or otherwise, (ii) any sums of money or property paid upon or in respect of the Collateral upon the liquidation or dissolution of the Company, or (iii) any distribution of capital or property on or in respect of any of the Collateral pursuant to the recapitalization or reclassification of the capital of the Company or pursuant to the reorganization thereof, the Pledgor agrees to accept the same as the Bank's agent and to hold the same in trust, segregated from the other assets of the Pledgor, on behalf of and for the benefit of the Bank and to deliver the same forthwith to the Bank, in the exact form received, with the endorsement of the Pledgor and appropriate undated stock powers duly executed in blank when necessary, to be held by the Bank, subject to the terms hereof, as additional Collateral.


          3. Cash Dividends; Voting Rights. The Bank shall be entitled to receive directly all cash dividends that the Pledgor shall be entitled to receive in respect to the Collateral and may apply such cash dividends as payment to Bank for any amounts then due, or to become due within 15 days, to the Bank under the Note, and Pledgor shall take all such action as may be necessary or appropriate to give effect to such right; provided, however, unless a default shall have occurred and be continuing under the Note or this Pledge Agreement, any such cash dividend shall be paid to

Pledgor without any restriction as to use or application, except as otherwise provided herein. The Pledgor shall be entitled to vote the Collateral and to give consents, waivers and ratifications in respect to the Collateral, provided, however, that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with or violate any provision of this Pledge Agreement, the Note or any other document, instrument, or agreement evidencing or securing any of the Obligations. After the occurrence and during the continuance of any default hereunder, the Bank shall have the right, upon notice to the Pledgor, to exercise voting rights as specified in Section 4 below.

          4. Rights of the Bank. The Bank shall not be liable for failure to collect or realize upon the Obligations or any collateral security or guarantee therefor, or any part thereof, or for any delay in so doing nor shall it be under any obligation to take any action whatsoever with regard thereto. Any or all of the Collateral held by the Bank hereunder may, if any default shall have occurred and be continuing hereunder, after notice to the Pledgor, be registered in the name of the Bank or its nominee, and the Bank or its nominee may thereafter, without notice, exercise all voting and corporate rights of a shareholder of the Company and exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Collateral as if it were the absolute owner thereof, including without limitation, the right to exchange at its discretion any and all of the Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of the Company or upon the exercise by the Bank of any right, privilege or option pertaining to any of the Collateral, and in connection therewith, to deposit and deliver any and all of the Collateral with any committee, depositary, transfer agent, registrar or designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but the Bank shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

          5. Representations, Warranties and Covenants of the Pledgor. The Pledgor represents and warrants that, (a) it is the legal record and beneficial owner of, and has good title to, the Collateral, subject to no pledge, lien, mortgage, hypothecation, security interest, charge, voting restriction, option or other encumbrance whatsoever; (b) the Certificate is genuine and is in all respects what it purports to be; (c) it has full power, authority and legal right to pledge all of the Collateral pursuant to this Pledge Agreement; (d) this Pledge Agreement has been duly authorized, executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor, and is enforceable in accordance with its terms except as may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally and except as enforceability may be limited by applicable principles of equity; (e) no consent of any other person or entity (including, without limitation, creditors of the Pledgor) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any nation or government, any state or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (collectively, a "Governmental Authority") is required to be obtained by the Pledgor in connection with the execution, delivery or performance of this Pledge Agreement or the pledge of the Collateral hereunder; (f) the execution, delivery and performance of this Pledge Agreement will not violate any law, treaty, rule or regulation, or any determination, order, judgment, writ, award or decree of any court, arbitrator or Governmental Authority or any provision of any security issued by the Pledgor or of any agreement, instrument or undertaking to which the Pledgor is a party or which purports to be binding upon the Pledgor or upon any of its assets, and will not result in the creation or imposition of any lien, charge or encumbrance on or security interest in any of the assets of the Pledgor except as contemplated by this Pledge Agreement; (g) all shares of the Company's stock pledged hereunder have been duly and validly issued, are fully paid and non-assessable; (h) the pledge, assignment and delivery of the Collateral pursuant to this Pledge Agreement creates a valid first lien on and a perfected security interest in the Collateral, and the proceeds thereof, subject to no prior pledge, lien, mortgage, hypothecation, security interest, charge, voting restriction, option or encumbrance or to any agreement purporting to grant to any third party a security interest in the property or assets of the Pledgor which would include the Collateral.

          6. No Disposition, Etc. Without the prior written consent of the Bank, the Pledgor agrees that it will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, nor will it create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, voting restriction, option or any other encumbrance with respect to any of the Collateral, or any interest therein, or any proceeds thereof, except for the security interest provided for by this Pledge Agreement. Without the prior written consent of the Bank, the Pledgor agrees that it will not vote any of the shares in the Company for, consent to, permit, or take any action to facilitate (i) the authorization or issuance of any additional shares of capital stock of the Company or options, warrants, subscription rights or other instruments or securities of any other kind that are convertible into additional shares of stock of the Company, (ii) the issuance or sale of any treasury stock of the Company, or (iii) any action taken with the intent to decrease or impair the value of the Collateral.

          7. Default. The Pledgor shall be in default under this Pledge Agreement upon the occurrence of any one or more of the following events:
(i) the occurrence of any Event of Default (as defined in the Note); (ii) upon default by the Pledgor in the payment, performance or observance of any provision of this Pledge Agreement or any instrument, document, agreement or of any other writing evidencing, securing or otherwise related to or delivered in connection with any other of the Obligations; or (iii) any representation or warranty made to the Bank by the Pledgor herein or in any such instrument, document, agreement or other writing provided to the Bank which proves to be false or misleading in any material respect.

          8. Remedies. If a default shall have occurred and be continuing hereunder, then the Bank, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Pledgor or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase, contract to sell or otherwise dispose of and deliver said Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker's board or at the Bank's offices or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery, with the right to the Bank upon any such sale or sales, public or private, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption in the Pledgor after such sale, which right or equity is hereby expressly waived or released to the extent permitted by law. The Bank shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any and all of the Collateral, including attorneys' fees as specified herein, to the payment in whole or in part of the Obligations in such order as the Bank may elect, the Pledgor remaining liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by the Bank of any other amount required by any provisions of law, including, without limitation, Section 9-504(1)(C) of the Uniform Commercial Code as enacted in the State of Georgia, need the Bank account for the surplus, if any, to the Pledgor. The Pledgor agrees that, to the extent permitted by law, the Bank need not give more than ten days' notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice is reasonable notification of such matters. No notification need be given to the Pledgor if it has signed after default a statement renouncing or modifying any right to notification of sale or other intended disposition. In addition to the rights and remedies granted to the Pledgor in this Pledge Agreement and in any other instrument or agreement evidencing, securing or otherwise related to any of the Obligations, the Bank and the Pledgor (except to the extent legally waived herein) shall have all the rights and remedies of a secured party or debtor, respectively, under the Uniform Commercial Code of the State of Georgia. The Pledgor shall be liable for the deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay all amounts to which the Bank is entitled in respect of the Obligations secured hereby.

          9. Indemnity. The Pledgor agrees to indemnify and hold harmless the Bank from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, and to reimburse the Bank for all costs and expenses, including reasonable attorneys' fees, growing out of or resulting from this Pledge Agreement or the exercise by the Bank of any right or remedy granted to it hereunder or under the Note except for any claims, demands, losses, judgments and liabilities that are due to the willful misconduct or gross negligence of Bank. In no event shall the Bank be liable for any matter or thing in connection with this Agreement other than to account for moneys and stock actually received by it in accordance with the terms hereof.

          10. Further Assurance. The Pledgor agrees that it will join with the Bank in executing and, at its own expense, file and refile under the Uniform Commercial Code such financing statements, continuation statements and other documents in such offices as the Bank may deem necessary or appropriate and wherever required or permitted by law in order to perfect and preserve the Bank's security interest in the Collateral and hereby authorizes the Bank to file financing statements and amendments thereto relative to all or any part of the Collateral without the signature of the Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Bank such additional conveyances, assignments, agreements and instruments as the Bank may require or deem advisable to carry into effect the purposes of this Pledge Agreement or to further assure and confirm unto the Bank its rights, powers and remedies hereunder.

          11. Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          12. Termination; Release. Upon payment in full of all Obligations, this Pledge Agreement shall terminate, and the Bank will duly assign, transfer and deliver to the Pledgor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Bank and as has not theretofore been sold or otherwise applied or released pursuant to this Pledge Agreement, together with any moneys at the time held by the Bank hereunder relating to the Collateral.

          13. Notices, Etc. All notices and other communications hereunder shall be in writing and shall be delivered or mailed by certified mail-return receipt requested, postage prepaid addressed

          (a)  if to the Pledgor, at:

                         Capital City Bank Group, Inc.
                         217 North Monroe
                         Tallahassee, Florida  32301

                         Attention:  Mr. J. Kimbrough Davis


          (b)  if to the Bank, at:

                         SunTrust Bank, Atlanta
                         P. O. Box 4418
                         Mail Code 121
                         Atlanta, Georgia  30302

             Attention:  Mr. Edward T. Summers
                         Southeastern Financial Institutions

or at such other address as shall have been furnished in writing by the Pledgor, the Bank or any holder of the Note to the party required to give notice hereunder. Any such notice or communication shall be deemed received on the fourth (4th) business day after being deposited in the mail or upon actual receipt, whichever shall occur first.

          14. Miscellaneous. This Pledge Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of and be enforceable by the Bank and its successors and assigns. This Pledge Agreement may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. The headings in this Pledge Agreement are for purposes of reference only and shall not limit or define the meaning hereof. In the event that any provision of this Pledge Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto.

          15. No Waiver; Cumulative Remedies. The Bank shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder and no waiver shall be valid unless in writing, signed by the Bank, and then only to the extent therein set forth. A waiver of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Bank would otherwise have on any future occasion. No failure to exercise nor any delay in exercising on the part of the Bank, any right, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

          16. Applicable Law. This Pledge Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of Georgia.

          IN WITNESS WHEREOF, the Pledgor has caused this Pledge Agreement to be duly executed and delivered under seal by its duly authorized officers on the day and year first above written.